UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 25, 2011

VGTel, Inc.
(Exact Name of registrant as specified in its Charter)

New York	0-19254	01-0671426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 673-8665
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2011, VGTel, Inc. (the “Company”) entered into a Waiver and Consent to that certain Agreement and Plan of Share Exchange (the “Agreement”), dated  February 24, 2011, by and between the Company and Venture Industries, Inc., a Nevada corporation (“VII”), whereby the Company, among other things, (i) consented to the issuance by VII of a convertible promissory note in the principal sum of $500,000 (“Note”), which granted the holder of such Note the right to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on the Note into shares of VII’s common stock, (ii) waived any right or entitlement to the funds received by VII under the Note, and (iii) agreed that neither the issuance of the Note nor the securities issuable upon conversion of the Note would constitute a breach of any provision of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGTel, Inc.

By: /s/ Lawrence Harris
Name: Lawrence Harris
Title: Chief Executive Officer

Dated: June 1, 2011

3